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EXHIBIT E



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-44688 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-18251 on Form S-8, Registration Statement No. 33-22700 on Form S-8 and Post-Effective Amendment No. 7 to Registration Statement No. 33-22904 on Form S-8 of our reports dated January 22, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1995.


                                               /s/ Deloitte & Touche LLP

                                               Stamford, Connecticut
                                               March 18, 1996